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                                                                     Exhibit 7-A
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                            BUSINESS CORPORATIONS ACT

                                   (SECTION 6)

                            ARTICLES OF INCORPORATION

1.      NAME OF CORPORATION:

          758117 ALBERTA LTD. 20758117

2. THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

        The authorized capital of the corporation shall consist of an unlimited number of Common Shares without nominal or par value and an unlimited number of First Preferred Shares without nominal or par value. The rights, privileges, restrictions and conditions attaching to the Common Shares and First Preferred Shares are as set out in Schedule "A" attached hereto.

3.      RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

        No share in the capital of the corporation shall be transferred without the express consent of the directors of the corporation expressed by the votes of a majority of the directors of the corporation at a meeting of the board of directors or by an instrument or instruments in writing signed by all of the directors.

4. NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE:

      The board of directors shall consist of such number of directors, being a minimum of one (1) director and a maximum of ten (10) directors, as may from time to time be determined by resolution of the board of directors.

5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE
        RESTRICTION(S):

        N/A

6.      OTHER RULES OR PROVISIONS (IF ANY):

        (a) The number of shareholders of the corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the corporation, were, while in that employment and have continued after the termination of that employment to be, shareholders of the corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as one shareholder.

        (b)     Any invitation to the public to subscribe for securities of the
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                corporation is prohibited.

        (c) Without limiting the borrowing powers of the corporation as set forth in the Business Corporations Act (Alberta):

                (i) The board of directors may from time to time in such amounts and on such terms as it deems expedient charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the corporation.

                (ii) The board of directors may from time to time delegate to such one or more of the directors and officers of the corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.

        (d) The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at expiration of the last annual meeting.

7.      DATE: 1997 October 06

        INCORPORATORS NAMES:

        ADDRESS (INCLUDING POSTAL CODE)
        3200, 421 - 7 Avenue S.W.

        SIGNATURE
        Mark G. Eade

        (Signed)"Mark G. Eade"

        Calgary, Alberta
        T2P 4K9



        BUSINESS CORPORATIONS ACT
                            ARTICLES OF INCORPORATION

                                  SCHEDULE "A"

1. The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

        (a)     Payment of Dividends: The holders of the Common Shares shall be

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                                                                     Exhibit 7-A
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                entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the Common Shares, the board of directors may in their sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation.

        (b) Participation upon Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distribution of the assets of the Corporation.

        (c) Voting Rights: The holders of the Common Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to 1 vote in respect of each Common Share held at all such meetings.

2. The rights, privileges, restrictions and conditions attaching to the First Preferred Shares are as follows:

        (a) Series: The First Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of this clause 2(a), the board of directors may from time to time fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of First Preferred Shares, including, without limiting the generality of the foregoing, the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends thereon, the conditions for and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion or exchange rights (if any), and whether into or for securities of the Corporation or otherwise, voting rights attached thereto (if any), the terms and conditions of any share purchase or retirement plan or sinking fund, and restrictions on the payment of dividends on any shares other than First Preferred Shares or payment in respect of capital on any shares in the capital of the Corporation or creation or issue of debt or equity securities; the whole subject to filing with the Registrar (as defined in the Business Corporations Act (Alberta) or any successor legislation thereto) of articles of amendment setting forth a description of such series including the designation, rights, privileges, restrictions and conditions attached to the shares of such series.

        (b) Ranking of the First Preferred Shares: The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series with respect to declared

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                or accumulated dividends and return of capital. The First
                Preferred Shares shall be entitled to a preference over the Common Shares and over any other shares of the Corporation ranking junior to the First Preferred Shares with respect to priority in the payment of dividends and in the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any declared or cumulative dividends or amounts payable on a return of capital are not paid in full, the First Preferred Shares of all series shall participate ratably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the First Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards payment in satisfaction of claims in respect of dividends. The First Preferred Shares of any series may also be given such other preferences not inconsistent with clauses (a) to (e) hereof over any other shares ranking junior to the First Preferred Shares as may be determined in the case of such series of First Preferred Shares.

        (c) Voting Rights: Except as hereinafter referred to or as required by law or in accordance with any voting rights which may from time to time be attached to any series of First Preferred Shares, the holders of First Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. The holders of the First Preferred Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the voluntary liquidation and dissolution of the Corporation or the sale of its undertaking or a substantial part thereof under subsection 204(3) or subsection 183(4) of the Business Corporations Act (Alberta) as now enacted or as the same may from time to time be amended, re-enacted or replaced.

        (d) Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the First Preferred Shares given as herein specified.

        (e) Approval of Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class as provided herein and as may be provided from time to time may be repealed, altered, modified, amended or amplified or otherwise varied only with the approval of the holders of the First Preferred Shares given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by two-thirds of the votes cast at a



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                                                                     Exhibit 7-A
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                meeting of holders of First Preferred Shares duly called for such purpose and held upon at least twenty-one (21) days' notice at which a quorum is present comprising at least two persons present holding or representing by proxy at least fifty (50%) per cent of the outstanding First Preferred Shares. If any such quorum is not present within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to a date being not less than ten (10) days later and at such time and place as may be appointed by the chairman at which a quorum shall be comprised of that number of holders of First Preferred Shares present in person or by proxy. The formalities to be observed with respect to giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every vote taken at every such meeting or adjourned meeting each holder of a First Preferred Share shall be entitled to one vote in respect of each First Preferred Share held.

Exhibit 7-A
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